Exhibit 1.01

Conflict Minerals Report 2025

Interlink Electronics, Inc.

Conflict Minerals

Au
Gold
Ta
Tantalum
W
Tungsten
Sn
Tin

Calendar Year 2025

Interlink Electronics, Inc. Conflict Minerals R

INTERLINK ELECTRONICS, INC.

Conflict Minerals Report
For the Calendar Year Ended December 31, 2025

1.0	Introduction

This Conflict Minerals Report (“Report”) of Interlink Electronics, Inc. has been prepared in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”) for the reporting period January 1, 2025 to December 31, 2025. As used in this Report and unless otherwise expressly stated or the context otherwise requires, all references to “Interlink,” “we,” “our,” “Company” and similar references are references to Interlink Electronics, Inc. and its consolidated subsidiaries.

The U.S. Securities and Exchange Commission (SEC) Final Conflict Minerals Rule (SEC Final Rule)1 requires a three-step compliance process: the first step is determining the applicability of the rule; the second step is conducting a “reasonable country of origin inquiry” (RCOI) to determine whether or not there is reason to believe that tin, tungsten, tantalum or gold (3TG), also referred to as conflict minerals, from the Democratic Republic of Congo or adjoining countries (collectively, the “Covered Countries”) are present in the company’s products or are from recycled or scrap sources; and if so, the third step is conducting due diligence to determine the source and origin of those conflict minerals based on the facilities (smelter or refiners, “SORs”) in which they were processed. Companies requiring due diligence must use a nationally or internationally recognized standard such as the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD Guidance 2) to meet the SEC regulatory requirements. The sections below describe Interlink’s approach as part of our internal regulatory compliance program activities to meet each of the three steps in the SEC Final Rule compliance process; these activities were completed by our sourcing team.

The first step in SEC Final Rule compliance is examining the rule’s applicability to Interlink’s activities. According to the Final Rule, there are four decision criteria:

1)	whether the organization files reports with the SEC under Sections 13(a) or 15(d) of the Exchange Act;

2)	whether the organization manufactures or contracts to manufacture products;

3)	whether conflict minerals are “necessary to the functionality” or “necessary to the production” of such products;

4)	whether the necessary conflict minerals were outside the supply chain prior to January 31, 2013.[3]

Interlink engaged with a specialist compliance consultancy, 3TGs who acted as an extension of our sourcing team and enabled us to carry out an analysis of our supply chain about the presence and sourcing of conflict minerals used in the products and components supplied to us. We prepared a list of Tier 1 suppliers determined to be in-scope for each of our business units. Based on Interlink’s influence over the manufacturing process (i.e., meeting the manufacture or contract to manufacture definitions in Rule 13p-1) and potential use of 3TG these suppliers were engaged following the RCOI process described in section 4.1 below.

1 Securities and Exchange Commission, 17 CFR Parts 240 and 249b, http://www.sec.gov/rules/final/2012/34-67716.pdf.

2 OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, http://www.oecd.org/daf/inv/mne/GuidanceEdition2.pdf.

3 Conflict minerals are considered “outside the supply chain” if they were smelted or refined or were outside of a covered country prior to January 31, 2013.

Interlink Electronics, Inc. Conflict Minerals Report 2025	1

2.0	Company Overview

Interlink designs, develops, manufactures, and sells a range of force-sensing and related technologies that incorporate our proprietary materials technology, firmware, and software into a portfolio of standard sensor-based products and custom sensor-system solutions. These include sensor components, sub-assemblies, modules, and products that support effective, efficient cursor control and novel three-dimensional user inputs. Our human machine interface technology platforms are deployed in a wide range of markets including consumer electronics, automotive, industrial, and medical. In addition to our printed electronic and HMI sensors, we manufacture a range of gas and environmental sensors and instruments which are targeted at the consumer, industrial, medical and wearable markets.

In December 2024, Interlink acquired Conductive Transfers Limited, located in Barnsley, South Yorkshire, UK. Conductive Transfers developed a proprietary transfer printing technology used in the integration of electrical circuits and sensors enabling the manufacture of smart fabrics, textiles and related products. Conductive Transfers has successfully brought to market smart products incorporating their technology in products such as Innovo™, a smart wearable used in the treatment of urinary incontinence.

The Conflict Minerals reporting rule permits a reporting company which acquires another company that manufactures or contracts for the manufacture of products which potentially contain conflict minerals and which previously had not been required to file a Form SD report for those minerals, to delay the reporting on the acquired company’s products until the end of the first calendar year that begins no sooner than eight months after the closing date of the acquisition. As such this current report now includes the supply chain of Conductive Transfers.

3.0	Conflict Minerals Policy

We have adopted a Conflict Minerals Policy that states our commitment to ethical business conduct and the responsible sourcing of minerals throughout our global supply chain. The Conflict Minerals Policy is available on our website at www.interlinkelectronics.com under “About Us - Environment and Sustainability” and can be directly accessed using the following link - https://www.interlinkelectronics.com/assets/legacy/pdfs/Conflict_Minerals_Policy_January_2020.pdf

4.0	Supply Chain and Reasonable Country of Origin Inquiry

It was determined that certain conflict minerals are necessary to the functionality of one or more of our products that we manufactured or had manufactured during the Reporting Period, and thus we had our consultant 3TGs conduct a reasonable country of origin inquiry (RCOI) to determine whether any conflict minerals necessary to the functionality or production of such products originated in the Covered Countries or are from recycled or scrap sources. Their team followed a structured process for the reasonable country of origin inquiry consisting of assessment, supplier engagement, data collection and validation and final consolidation into a summary report. We established an internal team which included employees who were responsible for material procurement to support the 3TGs team in this process. This engagement with our supply chain partners enabled us to ascertain the sources of any conflict minerals included in the raw materials supplied by these suppliers.

We contract with numerous suppliers that contribute to the manufacture of our products, and are several levels removed from the SORs that process the minerals used in our products and from the mines of origin for those minerals. Interlink does not purchase raw ore or unrefined conflict minerals, and we made no purchases in the Covered Countries. As a result, in conducting our RCOI, we relied upon our suppliers to provide conflict minerals sourcing information and identify those SORs that represent the sources of conflict minerals in our supply chain.

Interlink Electronics, Inc. Conflict Minerals Report 2025	2

4.1.	Reasonable Country of Inquiry Process

The RCOI began with an evaluation of our suppliers who provided materials, components or products that became part of products we manufactured or contracted to be manufactured in 2025 which contained or were likely to contain conflict minerals necessary to the production or functionality of those products. To complete the RCOI required by the SEC Final Rule, we engaged our suppliers to collect information about the presence and sourcing of tantalum, tin, tungsten, and gold (3TG) used in the products and components supplied to Interlink. The program utilized the Responsible Minerals Initiative’s (“RMI”) Conflict Minerals Reporting Template (“CMRT”). Only CMRTs version 6.5 or higher were accepted. Suppliers were requested to submit the required information by providing the CMRT in MS Excel format for review and analysis by 3TGs team.

4.2.	Supplier Engagement

We used our supplier contact information from our purchasing history which is contained in our ERP systems in various business units to identify which suppliers should be included on our Tier 1 list. 3TGs then reached out to our primary contacts at these suppliers by at least one method of contact for each Tier 1 supplier designated as in-scope (email address, telephone number, fax number, or mailing address). Email was the preferred and primary method of communication.

The RCOI began with an email to our suppliers describing the Conflict Minerals Compliance Program requirements, introducing 3TGs as our compliance partner and outlining our expectations from our supply partners. Following that introductory email, regular follow-up emails were initiated until a response was received. A final telephone outreach was also carried out for non-responsive suppliers.

4.3.	Escalation

If, after all of the above efforts, a given supplier still did provide the information requested, an escalation process was initiated. The escalation process consisted of direct follow up by Interlink’s sourcing team.

4.4.	New Information Cut-off

In recognition that the information requested can take time to collect and aggregate, suppliers were given a final deadline of May 3, 2026 to provide information about the metal processors present in their supply chains for the 2025 reporting year.

4.5.	Information Requested

Suppliers were asked to provide information regarding the sourcing of their materials with the goal of identifying the 3TG SORs and associated mine countries of origin. Many of our suppliers are long-term suppliers who supply the same material and do not change from year to year. In some cases, we may have relied on the previous year’s CMRT data where appropriate. Suppliers who had already performed a RCOI using the CMRT provided this document to us for inclusion in our supply chain analysis and reporting.

We chose to give our suppliers the ability to share information at a level with which they were most comfortable, i.e. company, product or user-defined, but the declaration scope had to be specified. Several of our suppliers are distributors and in some cases we received compliance information from the distributors while in other cases we reached out directly to the original manufacturers for support with the compliance information required.

Interlink Electronics, Inc. Conflict Minerals Report 2025	3

4.6.	Quality Assurance

Supplier responses were validated for plausibility, consistency, and gaps. If any of the following “quality control” flags were raised, suppliers were requested to check their response and resubmit.

•	One or more SOR were listed for an unused metal;

•	SOR information was not provided for a used metal, or SOR information was not a verified metal processor;

•	Supplier answered yes to sourcing from the Democratic Republic of the Congo or adjoining countries (“DRC”), but none of the SORs listed are known to source from the region;

•	Supplier indicated that they have not received conflict minerals data for each metal from all relevant suppliers;

•	Supplier indicated they have not identified all of the SORs used for the products included in the declaration scope;

•	Supplier indicated they have not provided all applicable SOR information received; and

•	Supplier indicated 100% of the 3TG for products covered by the declaration originates from scrap/recycled sources, but one or more SORs listed are not known to be exclusive recyclers.

5.0	RCOI Results

We identified a total of 124 Tier 1 suppliers across our 4 business units as in-scope for conflict mineral regulatory purposes and these were contacted as part of our Conflict Minerals investigation. The number of suppliers continues to increase with the addition of suppliers due to our acquisition of other companies into the group. The response rate for the 2025 reporting year was 55.6%.

The response rate is higher than the previous year as we used an outside compliance consultant to manage the process for us. We expect the response rate to be higher in subsequent years as we develop a more robust compliance program and as our suppliers become more educated in the requirements for conflict mineral reporting.

Interlink Electronics, Inc. Conflict Minerals Report 2025	4

We identified 494 unique SORs with unique Smelter IDs. Of these 333 were identified as legitimate with 206 RMAP conformant. There were only 37 SORs identified as high risk. The risk profile is summarized below:

Based on the smelter/refiner database, and as shown in the attached Data Summaries, there was an indication of 54 SORs from DRC with 66 SORs from adjoining covered countries sourcing (Rwanda, Burundi, Congo and Tanzania).

The 333 SORs along with the specific metals they refine are listed in Annex I. The 54 SORs identified as potentially sourcing from DRC are listed in Annex II and the 66 from adjoining covered countries are listed in Annex III of this report.

The RMAP (Responsible Minerals Assurance Process) audit status was recorded for all SORs identified in our supply chain. The status was recorded according to the following status categories:

Status	Current engagement status of an SOR in relation to the RMAP program.
Conformant	Independently assessed and found conformant with the relevant RMAP standard.
Active	Engaged in the program but not yet conformant.
Non-Conformant	Independently assessed and found non-conformant with the relevant RMAP standard.
Not Enrolled	A roll-up of the statuses below; SORs with this status have not taken part in the RMAP program.
Communication Suspended - Not Interested	Facility has strongly communicated a lack of interest in participation.
Due Diligence Vetting Process	Facility does not meet RMI's requirements for participation according to the due diligence vetting process.
In Communication	Not yet active but in communication with RMAP and/or member company.
Outreach Required	Outreach needed by RMI member companies to contact entity and encourage their participation in RMAP.
RMI Due Diligence Review - Unable to Proceed	For facilities that have not met the threshold for Due Diligence Vetting Process after a period of 6 months. Status may change if additional information is submitted.

Interlink Electronics, Inc. Conflict Minerals Report 2025	5

Detailed Survey Data and Conclusion

We collected the results of our RCOI campaign. We have prepared the necessary information for this report, and it is provided in the attached Annexes.

Annex	Description
Annex I	333 SORs in Interlink Supply Chain
Annex II	54 SORs souring from DRC
Annex III	66 SORs sourcing from adjoining Covered Countries
Annex IV	117 Countries where SORs are located

Based on our best efforts, Interlink has concluded that certain of its products in calendar year 2025 may contain conflict minerals that may have originated in the Covered Countries and were not from scrap or recycled sources.

For those supply chains with 54 SORs that are known or thought to be sourcing conflict minerals from the DRC and 66 SORs that are sourcing from adjoining countries additional investigation is needed to determine the source and chain-of-custody of the conflict minerals. These have been risk assessed based on 3TGs and only 37 SORs are considered high risk. For these reasons, and because only 56% of the Identified Suppliers responded to our RCOI request for information, we are unable to determine whether any conflict minerals in products that we manufactured or had manufactured in 2025 financed or benefited armed groups in a Covered Country. However, of the 120 SORs only 37 have been identified as high risk.

6.0	SOR Summary

In response to our RCOI, our responding suppliers identified 333 SORs in their CMRTs which may have processed conflict minerals contained in materials, components or products provided to us. A list of these SORs is set forth in Annex I. We cross-referenced these SORs against the list of facilities that have received a “conflict free” designation from the Conflict-Free Smelter Program (“CFSP”) and its cross-recognized programs (e.g. the Responsible Jewellery Council and the London Bullion Market Association), whose designations provide country of origin and additional due diligence information on the conflict minerals sourced by such facilities. Of these 333 identified SORs 120 SORs were identified as sourcing from Covered Countries, as of May 3, 2026. A list of these is set forth in Annex II and Annex III:

•	Each of the 120 SORs that we believe may source conflict minerals from the Covered Countries have been risk assessed and only 37 are considered high risk.

•	Under the CFSP’s standards, “compliant” means a facility that has been audited and found to be compliant with the relevant CFSP protocol, and “active” means a facility that is engaged in the program but has not yet been found to be compliant.

7.0	Risk Mitigation Efforts

Interlink believes that the Subject Minerals contained in our products originate from the countries listed in Annex III below, as well as from recycled and scrap sources.

Interlink Electronics, Inc. Conflict Minerals Report 2025	6

Interlink intends to undertake the following additional steps to continue to mitigate any potential risk that the necessary conflict minerals in our products could benefit armed groups in the Covered Countries:

•	Encourage Identified Suppliers to provide additional, product-level information through ongoing communications with them;

•	Engage Identified Suppliers that provided incomplete responses, or failed to provide a response, for the Reporting Period to ensure that such suppliers provide a complete response for the calendar year ended December 31, 2025;

•	Continue to conduct and report annually on supply chain RCOI for the applicable conflict minerals;

•	Continue to refine our risk management strategy based on the results of our RCOI efforts; and

•	Communicate to any new suppliers our expectations with respect to conflict minerals, including through delivery of our Supplier Quality Manual; SQS 2002, Conflict Minerals Policy and our supplier qualification and assessment process.

8.0	Definitions

Our reports used in the preparation of this Conflict Mineral Report contained data regarding the certification status and the types of certifications that each SOR has obtained. These are not reported here but below is a list of some of the definitions that are used to support this report.

Certification Status:

Responsible Minerals Assurance Process: Responsible Minerals Initiative (RMI)

-	RMAP: The smelter has an active certification or is in the process of renewing their certification.

-	RMAP-Active: The smelter is actively moving through the certification process.

-	TICMC-Progressing: Tungsten smelters that have committed to obtain a RMAP certification within 2 years of membership with the Tungsten Industry-Conflict Minerals Committee (TI-CMC).

Responsible Gold Certificate: London Bullion Market Association (LBMA)

-	LBMA: The smelter has obtained a Responsible Gold Certification.

Chain of Custody Certificate: Responsible Jewelry Council (RJC)

-	RJC: The smelter has obtained a Chain-of-Custody Certification.

Verification Status:

RMI Standard Smelter: Smelter or Refiner (SOR) is listed on the CMRT Smelter Look-up tab.

Sourcing Country Level:

RMI Standard Smelter

-	Level 3: RMI Level 3 Countries are those high-risk countries outlined in Section 1502 of the Dodd-Frank Act as those affected or bordering conflict-affected regions: currently defined as the Democratic Republic of Congo (DRC) and its nine adjoining countries (Angola, Burundi, Central African Republic, Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, Zambia).
-	Level 2: RMI Level 2 Countries are those low to medium risk countries with known or plausible involvement in the smuggling, export, or transit of mineral out of conflict affected regions.
-	Level 1: RMI Level 1 Countries are those little to no risk countries with known active metal production but are not identified as conflict regions or plausible areas of smuggling, export, or transit of minerals out of conflict affected regions.

Interlink Electronics, Inc. Conflict Minerals Report 2025	7

Smelter or Refiner (SOR):

A smelter or refiner is any company that procures and processes mineral ore, slag and/or materials from recycled or scrap sources into refined metal or metal-containing intermediate products. The output can be pure (99.5% or greater) metals, powders, ingots, bars, grains, oxides, or salts. The following additional definitions are used in the classification of these SORs.

Probable - SOR company website indicates that company meets CFSI definition of SOR but not confirmed

Alleged - 3rd party website indicates that company meets CFSI definition of SOR, but not confirmed

Uncertain - Information about the SOR cannot be found. The name may have been provided by a supplier through a CMRT but no further evidence about the company has been located.

Removed - The CFSI has determined that the smelter no longer meets the definition of a SOR.

Retired - The CFSI has retired the parent or group level smelter and CID and replaced it with separate smelting facilities.

Inactive - the entity no longer meets the definition of a SOR.

In Progress – still need to determine if SOR meets the definition of a SOR.

Non-Processor -The company does not actually process/smelt the mineral.

CFSI - Conflict-Free Sourcing Initiative

Interlink Electronics, Inc. Conflict Minerals Report 2025	8

Annex I

SMELTERS AND REFINERS IN SUPPLY CHAIN

333 Smelters Or Refiners (SORs) Reported In Interlink’s Supply Chain For 2025

Interlink Electronics, Inc. Conflict Minerals Report 2025	9

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country
Gold	Advanced Chemical Company	CID000015	USA
Gold	Aida Chemical Industries Co., Ltd.	CID000019	Japan
Gold	Agosi AG	CID000035	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	Brazil
Gold	Argor-Heraeus S.A.	CID000077	Switzerland
Gold	Asahi Pretec Corp.	CID000082	Japan
Gold	Asaka Riken Co., Ltd.	CID000090	Japan
Gold	Aurubis AG	CID000113	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Philippines
Gold	Boliden Ronnskar	CID000157	Sweden
Gold	C. Hafner GmbH + Co. KG	CID000176	Germany
Gold	Caridad	CID000180	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Canada
Gold	Cendres + Metaux S.A.	CID000189	Switzerland
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	China
Gold	Chimet S.p.A.	CID000233	Italy
Gold	Chugai Mining	CID000264	Japan
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	China
Gold	DSC (Do Sung Corporation)	CID000359	Korea, Republic Of
Gold	Dowa	CID000401	Japan
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	Japan
Gold	JSC Novosibirsk Refinery	CID000493	Russian Federation
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	China
Gold	LT Metal Ltd.	CID000689	Korea, Republic Of
Gold	Heimerle + Meule GmbH	CID000694	Germany
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	China
Gold	Heraeus Germany GmbH Co. KG	CID000711	Germany
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773	China

Interlink Electronics, Inc. Conflict Minerals Report 2025	10

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country
Gold	HwaSeong CJ CO., LTD.	CID000778	Korea, Republic Of
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	China
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Japan
Gold	Istanbul Gold Refinery	CID000814	Turkey
Gold	Japan Mint	CID000823	Japan
Gold	Jiangxi Copper Co., Ltd.	CID000855	China
Gold	Asahi Refining USA Inc.	CID000920	USA
Gold	Asahi Refining Canada Ltd.	CID000924	Canada
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	Russian Federation
Gold	JSC Uralelectromed	CID000929	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	Japan
Gold	Kazakhmys Smelting LLC	CID000956	Kazakhstan
Gold	Kazzinc	CID000957	Kazakhstan
Gold	Kennecott Utah Copper LLC	CID000969	USA
Gold	Kojima Chemicals Co., Ltd.	CID000981	Japan
Gold	Kyrgyzaltyn JSC	CID001029	Kyrgyzstan
Gold	Lingbao Gold Co., Ltd.	CID001056	China
Gold	LS MnM Inc.	CID001078	Korea, Republic Of
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	China
Gold	Materion	CID001113	USA
Gold	Matsuda Sangyo Co., Ltd.	CID001119	Japan
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	China
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Singapore
Gold	Metalor Technologies S.A.	CID001153	Switzerland
Gold	Metalor USA Refining Corporation	CID001157	USA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	Mexico
Gold	Mitsubishi Materials Corporation	CID001188	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Japan
Gold	Moscow Special Alloys Processing Plant	CID001204	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	Turkey
Gold	Navoi Mining and Metallurgical Combinat	CID001236	Uzbekistan

Interlink Electronics, Inc. Conflict Minerals Report 2025	11

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country
Gold	Nihon Material Co., Ltd.	CID001259	Japan
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant"	CID001326	Russian Federation
Gold	MKS PAMP SA	CID001352	Switzerland
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	China
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Indonesia
Gold	PX Precinox S.A.	CID001498	Switzerland
Gold	Rand Refinery (Pty) Ltd.	CID001512	South Africa
Gold	Royal Canadian Mint	CID001534	Canada
Gold	Sabin Metal Corp.	CID001546	USA
Gold	Samduck Precious Metals	CID001555	Korea, Republic Of
Gold	Samwon Metals Corp.	CID001562	Korea, Republic Of
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	Spain
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	China
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	Russian Federation
Gold	Solar Applied Materials Technology Corp.	CID001761	Taiwan, Province Of China
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Japan
Gold	Super Dragon Technology Co., Ltd.	CID001810	Taiwan, Province Of China
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Japan
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	China
Gold	Shandong Gold Smelting Co., Ltd.	CID001916	China
Gold	Tokuriki Honten Co., Ltd.	CID001938	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	China
Gold	Torecom	CID001955	Korea, Republic Of
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	Belgium
Gold	United Precious Metal Refining, Inc.	CID001993	USA
Gold	Valcambi S.A.	CID002003	Switzerland
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	Australia
Gold	Yamakin Co., Ltd.	CID002100	Japan

Interlink Electronics, Inc. Conflict Minerals Report 2025	12

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country
Gold	Yokohama Metal Co., Ltd.	CID002129	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	China
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	China
Gold	Morris and Watson	CID002282	New Zealand
Gold	SAFINA A.S.	CID002290	Czechia
Gold	Umicore Precious Metals Thailand	CID002314	Thailand
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	India
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	Poland
Gold	Fidelity Printers and Refiners Ltd.	CID002515	Zimbabwe
Gold	Singway Technology Co., Ltd.	CID002516	Taiwan, Province Of China
Gold	Shandong Humon Smelting Co., Ltd.	CID002525	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527	China
Gold	Al Etihad Gold Refinery DMCC	CID002560	United Arab Emirates
Gold	Emirates Gold DMCC	CID002561	United Arab Emirates
Gold	International Precious Metal Refiners	CID002562	United Arab Emirates
Gold	T.C.A S.p.A	CID002580	Italy
Gold	REMONDIS PMR B.V.	CID002582	Netherlands
Gold	Fujairah Gold FZC	CID002584	United Arab Emirates
Gold	Shirpur Gold Refinery Ltd.	CID002588	India
Gold	Korea Zinc Co., Ltd.	CID002605	Korea, Republic Of
Gold	Marsam Metals	CID002606	Brazil
Gold	TOO Tau-Ken-Altyn	CID002615	Kazakhstan
Gold	Abington Reldan Metals, LLC	CID002708	USA
Gold	Shenzhen CuiLu Gold Co., Ltd.	CID002750	China
Gold	Albino Mountinho Lda.	CID002760	Portugal
Gold	SAAMP	CID002761	France
Gold	L'Orfebre S.A.	CID002762	Andorra
Gold	8853 S.p.A.	CID002763	Italy
Gold	Italpreziosi	CID002765	Italy
Gold	WIELAND Edelmetalle GmbH	CID002778	Germany
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Austria
Gold	AU Traders and Refiners	CID002850	South Africa

Interlink Electronics, Inc. Conflict Minerals Report 2025	13

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	CID002852	India
Gold	Modeltech Sdn Bhd	CID002857	Malaysia
Gold	Bangalore Refinery	CID002863	India
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	Russian Federation
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	Germany
Gold	Pease & Curren	CID002872	USA
Gold	JALAN & Company	CID002893	India
Gold	SungEel HiMetal Co., Ltd.	CID002918	Korea, Republic Of
Gold	Planta Recuperadora de Metales SpA	CID002919	Chile
Gold	ABC Refinery Pty Ltd.	CID002920	Australia
Gold	Safimet S.p.A	CID002973	Italy
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	Lithuania
Gold	African Gold Refinery	CID003185	Uganda
Gold	Gold Coast Refinery	CID003186	Ghana
Gold	NH Recytech Company	CID003189	Korea, Republic Of
Gold	QG Refining, LLC	CID003324	USA
Gold	Dijllah Gold Refinery FZC	CID003348	United Arab Emirates
Gold	CGR Metalloys Pvt Ltd.	CID003382	India
Gold	Sovereign Metals	CID003383	India
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	Japan
Gold	Augmont Enterprises Private Limited	CID003461	India
Gold	Kundan Care Products Ltd.	CID003463	India
Gold	Emerald Jewel Industry India Limited (Unit 1)	CID003487	India
Gold	Emerald Jewel Industry India Limited (Unit 2)	CID003488	India
Gold	Emerald Jewel Industry India Limited (Unit 3)	CID003489	India
Gold	Emerald Jewel Industry India Limited (Unit 4)	CID003490	India
Gold	K.A. Rasmussen	CID003497	Norway
Gold	Alexy Metals	CID003500	USA
Gold	MD Overseas	CID003548	India
Gold	Metallix Refining Inc.	CID003557	USA
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575	South Africa

Interlink Electronics, Inc. Conflict Minerals Report 2025	14

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country
Gold	WEEEREFINING	CID003615	France
Gold	Gold by Gold Colombia	CID003641	Colombia
Gold	Dongwu Gold Group	CID003663	China
Gold	Sam Precious Metals	CID003666	United Arab Emirates
Gold	NOBLE METAL SERVICES	CID003690	USA
Gold	Coimpa Industrial LTDA	CID004010	Brazil
Gold	Shenzhen JINJUNWEI Resource Comprehensive Dev Co. Ltd	CID004435	China
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	CID004491	India
Gold	GG Refinery Ltd.	CID004506	Tanzania, United Republic Of
Gold	Attero Recycling Pvt Ltd	CID004697	India
Gold	Inca One (Chala One Plant)	CID004704	Peru
Gold	Inca One (Koricancha Plant)	CID004705	Peru
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	CID004714	South Africa
Gold	Elite Industech Co., Ltd.	CID004755	Taiwan, Province Of China
Gold	Gasabo Gold Refinery Ltd	CID005006	Rwanda
Gold	Minera Titán del Perú SRL (MTP) - Belen Plant	CID005014	Peru
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	China
Tantalum	F&X Electro-Materials Ltd.	CID000460	China
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	China
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	China
Tantalum	AMG Brasil	CID001076	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	India
Tantalum	Mineracao Taboca S.A.	CID001175	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	Japan
Tantalum	NPM Silmet AS	CID001200	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	China
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	China
Tantalum	Solikamsk Magnesium Works OAO	CID001769	Russian Federation
Tantalum	Taki Chemical Co., Ltd.	CID001869	Japan
Tantalum	Telex Metals	CID001891	USA
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Kazakhstan

Interlink Electronics, Inc. Conflict Minerals Report 2025	15

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	China
Tantalum	D Block Metals, LLC	CID002504	USA
Tantalum	FIR Metals & Resource Ltd.	CID002505	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	China
Tantalum	KEMET de Mexico	CID002539	Mexico
Tantalum	TANIOBIS Co., Ltd.	CID002544	Thailand
Tantalum	TANIOBIS GmbH	CID002545	Germany
Tantalum	Materion Newton Inc.	CID002548	USA
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549	Japan
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550	Germany
Tantalum	Global Advanced Metals Boyertown	CID002557	USA
Tantalum	Global Advanced Metals Aizu	CID002558	Japan
Tantalum	Resind Industria e Comercio Ltda.	CID002707	Brazil
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	China
Tantalum	5D Production OU	CID003926	Estonia
Tantalum	PowerX Ltd.	CID004054	Rwanda
Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd	CID004813	China
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	China
Tin	Alpha	CID000292	USA
Tin	PT Aries Kencana Sejahtera	CID000309	Indonesia
Tin	PT Premium Tin Indonesia	CID000313	Indonesia
Tin	Dongguan Best Alloys Co., Ltd.	CID000377	China
Tin	Dowa	CID000402	Japan
Tin	EM Vinto	CID000438	Bolivia (Plurinational State Of)
Tin	Estanho de Rondonia S.A.	CID000448	Brazil
Tin	Fenix Metals	CID000468	Poland
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	China
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	China
Tin	China Tin Group Co., Ltd.	CID001070	China

Interlink Electronics, Inc. Conflict Minerals Report 2025	16

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Malaysia
Tin	Metallic Resources, Inc.	CID001142	USA
Tin	Mineracao Taboca S.A.	CID001173	Brazil
Tin	Minsur	CID001182	Peru
Tin	Mitsubishi Materials Corporation	CID001191	Japan
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	China
Tin	Novosibirsk Tin Combine	CID001305	Russian Federation
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Thailand
Tin	Operaciones Metalurgicas S.A.	CID001337	Bolivia (Plurinational State Of)
Tin	PT Artha Cipta Langgeng	CID001399	Indonesia
Tin	PT Mitra Stania Prima	CID001453	Indonesia
Tin	PT Prima Timah Utama	CID001458	Indonesia
Tin	PT Timah Tbk Kundur	CID001477	Indonesia
Tin	PT Timah Tbk Mentok	CID001482	Indonesia
Tin	Rui Da Hung	CID001539	Taiwan, Province Of China
Tin	Thaisarco	CID001898	Thailand
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	China
Tin	VQB Mineral and Trading Group JSC	CID002015	Viet Nam
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	China
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	Brazil
Tin	Melt Metais e Ligas S.A.	CID002500	Brazil
Tin	PT ATD Makmur Mandiri Jaya	CID002503	Indonesia
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Philippines
Tin	CV Ayi Jaya	CID002570	Indonesia
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Viet Nam
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Viet Nam
Tin	PT Rajehan Ariq	CID002593	Indonesia
Tin	PT Cipta Persada Mulia	CID002696	Indonesia
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	Viet Nam

Interlink Electronics, Inc. Conflict Minerals Report 2025	17

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country
Tin	Resind Industria e Comercio Ltda.	CID002706	Brazil
Tin	Super Ligas	CID002756	Brazil
Tin	Aurubis Beerse	CID002773	Belgium
Tin	Aurubis Berango	CID002774	Spain
Tin	PT Bangka Prima Tin	CID002776	Indonesia
Tin	Modeltech Sdn Bhd	CID002858	Malaysia
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	China
Tin	Tin Technology & Refining	CID003325	USA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356	China
Tin	Ma'anshan Weitai Tin Co., Ltd.	CID003379	China
Tin	PT Masbro Alam Stania	CID003380	Indonesia
Tin	Luna Smelter, Ltd.	CID003387	Rwanda
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	China
Tin	Precious Minerals and Smelting Limited	CID003409	India
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410	China
Tin	PT Mitra Sukses Globalindo	CID003449	Indonesia
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos	CID003486	Brazil
Tin	CRM Synergies	CID003524	Spain
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582	Brazil
Tin	PT Putera Sarana Shakti (PT PSS)	CID003868	Indonesia
Tin	Mining Minerals Resources SARL	CID004065	Congo, Democratic Republic
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	CID004403	Japan
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	CID004434	Malaysia
Tin	PT Mitra Graha Raya	CID004685	Indonesia
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	CID004692	India
Tin	Woodcross Smelting Company Limited	CID004724	Uganda
Tin	Global Advanced Metals Greenbushes Pty Ltd.	CID004754	Australia
Tin	Longnan Chuangyue Environmental Protection Tech Dev Co. Ltd	CID004796	China
Tin	P Kay Metal, Inc	CID005189	USA
Tungsten	A.L.M.T. Corp.	CID000004	Japan

Interlink Electronics, Inc. Conflict Minerals Report 2025	18

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country
Tungsten	Kennametal Huntsville	CID000105	USA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	China
Tungsten	Global Tungsten & Powders LLC	CID000568	USA
Tungsten	Hunan Jintai New Material Co., Ltd.	CID000769	China
Tungsten	Japan New Metals Co., Ltd.	CID000825	Japan
Tungsten	Kennametal Fallon	CID000966	USA
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	Austria
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	China
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Viet Nam
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Branch	CID002513	China
Tungsten	H.C. Starck Tungsten GmbH	CID002541	Germany
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542	Germany
Tungsten	Masan High-Tech Materials	CID002543	Viet Nam
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	China
Tungsten	Niagara Refining LLC	CID002589	USA
Tungsten	China Molybdenum Tungsten Co., Ltd.	CID002641	China
Tungsten	Hydrometallurg, JSC	CID002649	Russian Federation
Tungsten	Uzbek Refractory and Heat-Resistant Metals	CID002660	Uzbekistan
Tungsten	Unecha Refractory metals plant	CID002724	Russian Federation
Tungsten	Moliren Ltd.	CID002845	Russian Federation
Tungsten	Lianyou Metals Co., Ltd.	CID003407	Taiwan, Province Of China
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	CID003408	Russian Federation
Tungsten	NPP Tyazhmetprom LLC	CID003416	Russian Federation

Interlink Electronics, Inc. Conflict Minerals Report 2025	19

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country
Tungsten	Hubei Green Tungsten Co., Ltd.	CID003417	China
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427	Brazil
Tungsten	Cronimet Brasil Ltda	CID003468	Brazil
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CID003609	China
Tungsten	OOO “Technolom” 2	CID003612	Russian Federation
Tungsten	OOO “Technolom” 1	CID003614	Russian Federation
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CID003662	China
Tungsten	Tungsten Vietnam Joint Stock Company	CID003993	Viet Nam
Tungsten	Nam Viet Cromit Joint Stock Company	CID004034	Viet Nam
Tungsten	Lianyou Resources Co., Ltd.	CID004397	Taiwan, Province Of China
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CID004430	China
Tungsten	Philippine Carreytech Metal Corp.	CID004438	Philippines
Tungsten	Kenee Mining Corporation Vietnam	CID004619	Viet Nam
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	CID004797	Philippines
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	CID005012	Taiwan, Province Of China
Tungsten	S.P.T. spol.s r.o.	CID005068	Czechia
Tungsten	Tungamoy Metals Inc.	CID005248	Korea, Republic Of

Interlink Electronics, Inc. Conflict Minerals Report 2025	20

Annex II

SMELTERS AND REFINERS SOURCING FROM DRC

54 Smelters Or Refiners (SORs) Sourcing from Democratic Republic of Congo

Reported In Interlink’s Supply Chain For 2025

Interlink Electronics, Inc. Conflict Minerals Report 2025	21

54 Smelters or Refiners (SORs) Reported In Interlink’s Supply Chain Who Source Metals Democratic Republic of Congo and their Smelter Risk Status and Current RMAP Audit Status For the Year 2025

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Smelter Risk (3TGs)	RMAP Audit Status
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	China	High	Outreach Required
Gold	Sovereign Metals	CID003383	India	High	Outreach Required
Gold	AU Traders and Refiners	CID002850	South Africa	High	Non-Conformant
Gold	Emirates Gold DMCC	CID002561	United Arab Emirates	High	Non-Conformant
Gold	Fidelity Printers and Refiners Ltd.	CID002515	Zimbabwe	High	RMI Due Diligence Review - Unable to Proceed
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Uzbekistan	Medium	Conformant
Gold	Rand Refinery (Pty) Ltd.	CID001512	South Africa	Medium	Conformant
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	Lithuania	Medium	Outreach Required
Gold	Mitsubishi Materials Corporation	CID001188	Japan	Medium	Conformant
Gold	Nihon Material Co., Ltd.	CID001259	Japan	Medium	Conformant
Gold	Yokohama Metal Co., Ltd.	CID002129	Japan	Medium	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	China	Medium	Conformant
Gold	Shandong Gold Smelting Co., Ltd.	CID001916	China	Medium	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Canada	Low	Conformant
Gold	Heimerle + Meule GmbH	CID000694	Germany	Low	Conformant
Gold	Metalor Technologies S.A.	CID001153	Switzerland	Low	Conformant
Gold	Valcambi S.A.	CID002003	Switzerland	Low	Conformant
Gold	Istanbul Gold Refinery	CID000814	Turkey	Low	Conformant
Gold	Asahi Refining USA Inc.	CID000920	USA	Low	Conformant
Tantalum	TANIOBIS Co., Ltd.	CID002544	Thailand	Medium	Conformant

Interlink Electronics, Inc. Conflict Minerals Report 2025	22

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Smelter Risk (3TGs)	RMAP Audit Status
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	China	Medium	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	China	Medium	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549	Japan	Medium	Conformant
Tantalum	Global Advanced Metals Aizu	CID002558	Japan	Medium	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	Japan	Medium	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	China	Medium	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	China	Medium	Conformant
Tantalum	F&X Electro-Materials Ltd.	CID000460	China	Medium	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	China	Medium	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	China	Medium	Conformant
Tantalum	NPM Silmet AS	CID001200	Estonia	Low	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550	Germany	Low	Conformant
Tantalum	TANIOBIS GmbH	CID002545	Germany	Low	Conformant
Tantalum	AMG Brasil	CID001076	Brazil	Low	Conformant
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Kazakhstan	Low	Conformant
Tantalum	KEMET de Mexico	CID002539	Mexico	Low	Conformant
Tantalum	Global Advanced Metals Boyertown	CID002557	USA	Low	Conformant
Tantalum	Materion Newton Inc.	CID002548	USA	Low	Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Viet Nam	High	Outreach Required
Tin	VQB Mineral and Trading Group JSC	CID002015	Viet Nam	High	Outreach Required
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Malaysia	High	Non-Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	China	High	Non-Conformant
Tin	Luna Smelter, Ltd.	CID003387	Rwanda	Medium	Conformant

Interlink Electronics, Inc. Conflict Minerals Report 2025	23

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Smelter Risk (3TGs)	RMAP Audit Status
Tin	Thaisarco	CID001898	Thailand	Medium	Conformant
Tin	Aurubis Beerse	CID002773	Belgium	Low	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	Brazil	Low	Conformant
Tungsten	Hydrometallurg, JSC	CID002649	Russian Federation	High	RMI Due Diligence Review - Unable to Proceed
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	China	Medium	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	China	Medium	Conformant
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427	Brazil	Medium	Non-Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	China	Medium	Conformant
Tungsten	A.L.M.T. Corp.	CID000004	Japan	Medium	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	China	Medium	Conformant
Tungsten	Kennametal Fallon	CID000966	USA	Low	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	China	High	Outreach Required
Gold	Sovereign Metals	CID003383	India	High	Outreach Required
Gold	AU Traders and Refiners	CID002850	South Africa	High	Non-Conformant
Gold	Emirates Gold DMCC	CID002561	United Arab Emirates	High	Non-Conformant
Gold	Fidelity Printers and Refiners Ltd.	CID002515	Zimbabwe	High	RMI Due Diligence Review - Unable to Proceed
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Uzbekistan	Medium	Conformant
Gold	Rand Refinery (Pty) Ltd.	CID001512	South Africa	Medium	Conformant
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	Lithuania	Medium	Outreach Required
Gold	Mitsubishi Materials Corporation	CID001188	Japan	Medium	Conformant
Gold	Nihon Material Co., Ltd.	CID001259	Japan	Medium	Conformant
Gold	Yokohama Metal Co., Ltd.	CID002129	Japan	Medium	Conformant

Interlink Electronics, Inc. Conflict Minerals Report 2025	24

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Smelter Risk (3TGs)	RMAP Audit Status
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	China	Medium	Conformant
Gold	Shandong Gold Smelting Co., Ltd.	CID001916	China	Medium	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Canada	Low	Conformant
Gold	Heimerle + Meule GmbH	CID000694	Germany	Low	Conformant
Gold	Metalor Technologies S.A.	CID001153	Switzerland	Low	Conformant
Gold	Valcambi S.A.	CID002003	Switzerland	Low	Conformant
Gold	Istanbul Gold Refinery	CID000814	Turkey	Low	Conformant
Gold	Asahi Refining USA Inc.	CID000920	USA	Low	Conformant
Tantalum	TANIOBIS Co., Ltd.	CID002544	Thailand	Medium	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	China	Medium	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	China	Medium	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549	Japan	Medium	Conformant
Tantalum	Global Advanced Metals Aizu	CID002558	Japan	Medium	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	Japan	Medium	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	China	Medium	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	China	Medium	Conformant
Tantalum	F&X Electro-Materials Ltd.	CID000460	China	Medium	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	China	Medium	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	China	Medium	Conformant
Tantalum	NPM Silmet AS	CID001200	Estonia	Low	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550	Germany	Low	Conformant
Tantalum	TANIOBIS GmbH	CID002545	Germany	Low	Conformant
Tantalum	AMG Brasil	CID001076	Brazil	Low	Conformant

Interlink Electronics, Inc. Conflict Minerals Report 2025	25

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Smelter Risk (3TGs)	RMAP Audit Status
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Kazakhstan	Low	Conformant
Tantalum	KEMET de Mexico	CID002539	Mexico	Low	Conformant
Tantalum	Global Advanced Metals Boyertown	CID002557	USA	Low	Conformant
Tantalum	Materion Newton Inc.	CID002548	USA	Low	Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Viet Nam	High	Outreach Required
Tin	VQB Mineral and Trading Group JSC	CID002015	Viet Nam	High	Outreach Required
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Malaysia	High	Non-Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	China	High	Non-Conformant
Tin	Luna Smelter, Ltd.	CID003387	Rwanda	Medium	Conformant
Tin	Thaisarco	CID001898	Thailand	Medium	Conformant
Tin	Aurubis Beerse	CID002773	Belgium	Low	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	Brazil	Low	Conformant
Tungsten	Hydrometallurg, JSC	CID002649	Russian Federation	High	RMI Due Diligence Review - Unable to Proceed
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	China	Medium	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	China	Medium	Conformant
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427	Brazil	Medium	Non-Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	China	Medium	Conformant
Tungsten	A.L.M.T. Corp.	CID000004	Japan	Medium	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	China	Medium	Conformant
Tungsten	Kennametal Fallon	CID000966	USA	Low	Conformant

Interlink Electronics, Inc. Conflict Minerals Report 2025	26

Annex III

SMELTERS AND REFINERS SOURCING FROM

ADJOINING COVERED COUNTRIES

Burundi
Republic of the Congo
Rwanda
Tanzania

66 Smelters Or Refiners (SORs) Sourcing from Adjoining Countries

Reported In Interlink’s Supply Chain For 2025

Interlink Electronics, Inc. Conflict Minerals Report 2025	27

66 Smelters or Refiners (SORs) Reported In Interlink’s Supply Chain Who Source Metals from Adjoining Covered Countries and their Smelter Risk Status and Current RMAP Audit Status For the Year 2025

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Countries of Origin	Smelter Risk (3TGs)	RMAP Audit Status
Gold	QG Refining, LLC	CID003324	USA	Burundi	Medium	Outreach Required
Gold	Safimet S.p.A	CID002973	Italy	Burundi	Medium	Non-Conformant
Gold	Asaka Riken Co., Ltd.	CID000090	Japan	Burundi	Low	Conformant
Gold	Solikamsk Magnesium Works OAO	CID001769	Russian Federation	Burundi	High	RMI Due Diligence Review - Unable to Proceed
Gold	TANIOBIS Co., Ltd.	CID002544	Thailand	Burundi	Medium	Conformant
Gold	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	China	Burundi	Medium	Conformant
Gold	Jiujiang Tanbre Co., Ltd.	CID000917	China	Burundi	Medium	Conformant
Gold	TANIOBIS Japan Co., Ltd.	CID002549	Japan	Burundi	Medium	Conformant
Gold	Global Advanced Metals Aizu	CID002558	Japan	Burundi	Medium	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001192	Japan	Burundi	Medium	Conformant
Gold	F&X Electro-Materials Ltd.	CID000460	China	Burundi	Medium	Conformant
Gold	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	China	Burundi	Medium	Conformant
Gold	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	China	Burundi	Medium	Conformant
Gold	NPM Silmet AS	CID001200	Estonia	Burundi	Low	Conformant
Gold	TANIOBIS Smelting GmbH & Co. KG	CID002550	Germany	Burundi	Low	Conformant
Gold	TANIOBIS GmbH	CID002545	Germany	Burundi	Low	Conformant
Gold	AMG Brasil	CID001076	Brazil	Burundi	Low	Conformant
Gold	Taki Chemical Co., Ltd.	CID001869	Japan	Burundi	Low	Conformant
Gold	Ulba Metallurgical Plant JSC	CID001969	Kazakhstan	Burundi	Low	Conformant
Gold	KEMET de Mexico	CID002539	Mexico	Burundi	Low	Conformant

Interlink Electronics, Inc. Conflict Minerals Report 2025	28

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Countries of Origin	Smelter Risk (3TGs)	RMAP Audit Status
Gold	D Block Metals, LLC	CID002504	USA	Burundi	Low	Conformant
Gold	Telex Metals	CID001891	USA	Burundi	Low	Conformant
Gold	Global Advanced Metals Boyertown	CID002557	USA	Burundi	Low	Conformant
Gold	Materion Newton Inc.	CID002548	USA	Burundi	Low	Conformant
Tantalum	Malaysia Smelting Corporation (MSC)	CID001105	Malaysia	Burundi	High	Non-Conformant
Tantalum	Luna Smelter, Ltd.	CID003387	Rwanda	Burundi	Medium	Conformant
Tantalum	Thaisarco	CID001898	Thailand	Burundi	Medium	Conformant
Tantalum	Super Ligas	CID002756	Brazil	Burundi	Low	Conformant
Tantalum	White Solder Metalurgia e Mineracao Ltda.	CID002036	Brazil	Burundi	Low	Conformant
Tantalum	Resind Industria e Comercio Ltda.	CID002706	Brazil	Burundi	Low	Conformant
Tantalum	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	China	Burundi	Medium	Conformant
Tantalum	A.L.M.T. Corp.	CID000004	Japan	Burundi	Medium	Conformant
Tantalum	Asia Tungsten Products Vietnam Ltd.	CID002502	Viet Nam	Burundi	Medium	Conformant
Tantalum	Global Tungsten & Powders LLC	CID000568	USA	Burundi	Low	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002542	Germany	Burundi	Low	Conformant
Tantalum	Yunnan Copper Industry Co., Ltd.	CID000197	China	Congo	High	Outreach Required
Tantalum	Fidelity Printers and Refiners Ltd.	CID002515	Zimbabwe	Congo	High	RMI Due Diligence Review - Unable to Proceed
Tantalum	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Uzbekistan	Congo	Medium	Conformant
Tantalum	Rand Refinery (Pty) Ltd.	CID001512	South Africa	Congo	Medium	Conformant
Tantalum	Mitsubishi Materials Corporation	CID001188	Japan	Congo	Medium	Conformant
Tantalum	Nihon Material Co., Ltd.	CID001259	Japan	Congo	Medium	Conformant
Tantalum	Metalor Technologies (Hong Kong) Ltd.	CID001149	China	Congo	Medium	Conformant
Tantalum	CCR Refinery - Glencore Canada Corporation	CID000185	Canada	Congo	Low	Conformant

Interlink Electronics, Inc. Conflict Minerals Report 2025	29

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Countries of Origin	Smelter Risk (3TGs)	RMAP Audit Status
Tantalum	Metalor Technologies S.A.	CID001153	Switzerland	Congo	Low	Conformant
Tantalum	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Viet Nam	Congo	High	Outreach Required
Tantalum	VQB Mineral and Trading Group JSC	CID002015	Viet Nam	Congo	High	Outreach Required
Tin	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	China	Congo	Medium	Conformant
Tin	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	China	Congo	Medium	Conformant
Tin	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	China	Congo	Medium	Conformant
Tin	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	Russian Federation	Rwanda	High	RMI Due Diligence Review - Unable to Proceed
Tin	Prioksky Plant of Non-Ferrous Metals	CID001386	Russian Federation	Rwanda	High	RMI Due Diligence Review - Unable to Proceed
Tin	Samduck Precious Metals	CID001555	Korea, Republic Of	Rwanda	High	Non-Conformant
Tin	K.A. Rasmussen	CID003497	Norway	Rwanda	Medium	Outreach Required
Tin	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773	China	Rwanda	Medium	Outreach Required
Tungsten	Jiangxi Copper Co., Ltd.	CID000855	China	Rwanda	Low	Conformant
Tungsten	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	China	Rwanda	Medium	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	China	Rwanda	Medium	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	China	Rwanda	Medium	Conformant
Tungsten	H.C. Starck Tungsten GmbH	CID002541	Germany	Rwanda	Low	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	Austria	Rwanda	Low	Conformant
Tungsten	Emirates Gold DMCC	CID002561	United Arab Emirates	Tanzania	High	Non-Conformant
Tungsten	MMTC-PAMP India Pvt., Ltd.	CID002509	India	Tanzania	Medium	Conformant
Tungsten	L'Orfebre S.A.	CID002762	Andorra	Tanzania	Medium	Non-Conformant
Tungsten	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	Brazil	Tanzania	Low	Conformant

Interlink Electronics, Inc. Conflict Minerals Report 2025	30

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Countries of Origin	Smelter Risk (3TGs)	RMAP Audit Status
Tungsten	MKS PAMP SA	CID001352	Switzerland	Tanzania	Low	Conformant
Tungsten	Asahi Refining USA Inc.	CID000920	USA	Tanzania	Low	Conformant

Interlink Electronics, Inc. Conflict Minerals Report 2025	31

Annex IV

COUNTRIES FROM WHICH SUBJECT MINERALS ARE SOURCED

Interlink Electronics, Inc. Conflict Minerals Report 2025	32

Interlink believes that the Subject Minerals contained in its products originate from the 117 countries listed below, as well as from recycled and scrap sources.

Åland Islands	France	Nigeria
Albania	Georgia	Norway
Andorra	Germany	Oman
Angola	Ghana	Panama
Argentina	Guatemala	Papua New Guinea
Armenia	Guinea	Peru
Australia	Guyana	Philippines
Austria	Honduras	Poland
Azerbaijan	Hong Kong	Portugal
Belarus	Hungary	Russian Federation
Belgium	India	Rwanda
Benin	Indonesia	Saudi Arabia
Bermuda	Ireland	Senegal
Bolivia	Israel	Serbia
Botswana	Italy	Sierra Leone
Brazil	Japan	Singapore
Bulgaria	Jersey	Slovakia
Burkina Faso	Kazakhstan	Solomon Islands
Burundi	Kenya	South Africa
Cambodia	Korea, Republic Of	South Sudan
Canada	Kyrgyzstan	Spain
Central African Republic	Liberia	Sudan
Chile	Liechtenstein	Suriname
China	Lithuania	Sweden
Colombia	Luxembourg	Switzerland
Congo	Madagascar	Taiwan
Cyprus	Malaysia	Tajikistan
Democratic Republic of Congo	Mali	Tanzania
Djibouti	Mauritania	Thailand
Dominica	Mexico	Turkey
Dominican Republic	Mongolia	Uganda
Ecuador	Morocco	United Arab Emirates
Egypt	Mozambique	United Kingdom
El Salvador	Myanmar	USA
Eritrea	Namibia	Uruguay
Estonia	Netherlands	Uzbekistan
Ethiopia	New Zealand	Viet Nam
Fiji	Nicaragua	Zambia
Finland	Niger	Zimbabwe

Interlink Electronics, Inc. Conflict Minerals Report 2025	33